Exhibit 99.1

ADPT News - For Immediate Release

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ADEPTUS HEALTH REPORTS THIRD QUARTER 2016 RESULTS

•	Net Loss of $11.7 Million, of which $8.1 Million was attributable to Adeptus Health, for Third Quarter
•	Net Operating Revenue Decreased 3% for Third Quarter
•	Systemwide Net Patient Service Revenue Increased 32% for Third Quarter
•	Adjusted EBITDA Decreased 48% for Third Quarter
•	Secures Additional Committed Financing Under Credit Facility and Investment Commitment of $27.5 Million of Non-Convertible Preferred Stock From Existing Investors
•	Reduces 2016 Adjusted EBITDA Guidance

Lewisville, Texas (November 1, 2016) — Adeptus Health Inc. (NYSE: ADPT) (“ADPT” or the “Company”), the largest operator of freestanding emergency rooms in the U.S., announced its results for the third quarter ended September 30, 2016. All comparisons included in this release are for the same period in the prior year, unless otherwise noted. See “Non-GAAP Financial Measures Description and Reconciliation” for further information related to systemwide revenue, Adjusted EBITDA and Adjusted earnings per share.

Third Quarter 2016 Highlights:

•	Net operating revenue was $85.4 million versus $88.2 million in prior year, a decrease of 3%;

•	Systemwide net patient services revenue was $143.4 million versus $109.0 million in prior year, an increase of 32%;

•	Adjusted EBITDA was $9.7 million versus $18.6 million in prior year, a decrease of 48%;

•	Net loss attributable to Adeptus Health Inc. was $8.1 million versus net income attributable to Adeptus Health Inc. of $0.7 million in prior year;

•	GAAP loss per share was $0.49 and Adjusted earnings per share was $0.06;

•	Cash flow used in operating activities was $21.3 million versus $4.0 million provided by operating activities in prior year;

•	Systemwide same store volumes increased 6.4% and systemwide same store revenue decreased 8.6% versus prior year; and

•

Opened hospital in Denver and five freestanding ERs. Subsequent to quarter end, the Houston hospital received accreditation from the Joint Commission and the Colorado Springs hospital began seeing patients during the training and certification phase.

Gregory W. Scott Appointed Chairman

In a separate press release issued today, Adeptus Health’s Board of Directors appointed Gregory W. Scott as the company’s Chairman.

Results of Operations for the Third Quarter 2016

Thomas S. Hall, CEO, stated, “Third quarter results were disappointing due to weaker than expected volumes in non-HOPD markets, collection issues associated with our third party billing agent and higher costs associated with the opening of three hospitals in the second half of the year, in Denver, Houston and Colorado Springs. We believe we have a solid grasp on the issues and are implementing necessary actions to improve the business and enhance liquidity. The Board and management team are executing a strategy to return the business to cash flow positive and believe the steps we are taking today will build a pathway toward stabilizing our cash flow from operations, enhancing our financial flexibility, regaining profitability and ensuring the Company realizes the full potential of the Adeptus business model.”

“Operationally, the quarter was a pivotal building period as the Dallas/Fort Worth facilities were rebranded to Texas Health Resources in early September, our Denver hospital received accreditation from the Joint Commission on September 20, allowing our 12 freestanding ERs to be converted to HOPDs, and First Texas Hospital in Houston received accreditation by the Joint Commission and opened earlier than expected on October 11, allowing conversion of 23 of our 29 freestanding emergency rooms in that market to HOPDs and thereby enabling reimbursement from Medicare, Medicaid, and Tricare in addition to commercial payors.”

Gregory W. Scott, Chairman, stated, “To increase flexibility during this interim period, we have secured $30.0 million of additional committed financing under our credit facility and obtained a commitment from Sterling Partners, Tom Hall, and our co-founders, Rick Covert and Dr. Jack Novak to invest $27.5 million in newly authorized non-convertible preferred stock. Looking ahead, we have engaged Goldman Sachs to explore various financing alternatives to achieve a comprehensive refinancing that provides us with additional financial flexibility. Given the support we have heard from our lenders, and the continued support we are receiving from our founders, we are very focused on managing our liquidity position through this period.”

Operating Results

For the third quarter of 2016, ADPT generated total net operating revenue of $85.4 million, a decrease of 3%. From inception of each joint venture, net operating revenue excludes revenue from unconsolidated facilities. Net operating revenue includes revenue from company-owned facilities and excludes revenue from the Denver, Colorado hospital and 18 Colorado freestanding facilities, the Arizona hospital and its eight freestanding facilities, and the Dallas/Fort Worth hospital and its 32 freestanding facilities, which are accounted for as equity method investments. The decrease was primarily attributable to the deconsolidation of our Dallas/Fort Worth locations due to their contribution to the Texas Health Resources (“THR”) joint venture and softer patient volumes in our non-HOPD markets, slightly offset by increases in management and contract services revenue. Through September 30, 2016, 17 new freestanding facilities have been opened.

ADPT generated net loss of $11.7 million for the quarter, of which $8.1 million was attributable to Adeptus Health Inc., compared to net income of $1.5 million from the prior year, of which $0.7 million was attributable to Adeptus Health Inc. The net loss was due to significantly softer volumes in our non-HOPD markets, a decrease of $2.8 million in net operating revenue resulting from the deconsolidation of our Dallas/Fort Worth locations and a decrease in earnings from unconsolidated joint ventures.

Adjusted EBITDA was $9.7 million for the quarter compared to $18.6 million in prior year. This decrease was attributable to significantly softer volumes year-over-year in our non-HOPD markets, a decrease of $2.8 million in net operating revenue and a decrease in earnings from unconsolidated joint ventures. See "Non-GAAP Financial Measures Description and Reconciliation" and "Reconciliation of Adjusted EBITDA to Net Income" below for further information related to Adjusted EBITDA and its reconciliation to net income. Activity related to the new hospitals prior to Joint Commission accreditation is deemed preopening and related costs are added back in the calculation of adjusted EBITDA and adjusted EPS.

GAAP net loss per share was $0.49 per share and adjusted earnings per share was $0.06 per share for the quarter. Adjusted earnings per share is calculated using a weighted average of both Class A and Class B common shares outstanding, which was an aggregate of 21,095,691 common shares at September 30, 2016. See "Non-GAAP Financial Measures Description and Reconciliation" and "Earnings Per Share Reconciliation" below for further information related to Adjusted earnings per share and its reconciliation to net income.

Systemwide Financial Results

For the third quarter of 2016, ADPT generated systemwide net patient services revenue of $143.4 million, an increase of 32% over the prior year period. Additionally, systemwide same store volumes increased 6.4% versus prior year and systemwide same store revenue decreased 8.6%. Systemwide same store volume growth on a year-over-year basis was driven by the Dallas/Fort Worth, Arizona and Colorado facilities. The decline in systemwide same store revenues reflected significantly softer volumes in our Texas non-HOPD markets during the quarter, as discussed further below. The year-over-year increase in systemwide net patient services revenue was attributable to the expansion of the number of freestanding facilities from  74 to 97 and continued growth of our hospitals and their hospital outpatient departments in Arizona and Texas.

As of September 30, 2016, facilities accounted for using the equity method included:

•	Our Denver hospital, 18 Colorado freestanding emergency rooms and our Colorado Springs hospital in the training and certification phase associated with our joint venture with UCHealth,

•	Our Arizona hospital and its eight freestanding facilities associated with our joint venture with Dignity Health and
•	Our Dallas Fort Worth hospital and its 32 freestanding facilities associated with our joint venture with THR.

Systemwide Same-Store Hospital Outpatient Department (HOPD) Versus Non-HOPD Information

During the third quarter of 2016, systemwide same-store HOPD volume versus systemwide same-store non-HOPD volume and revenue on a year-over-year basis were as follows:

•	HOPD volume increased to 32,086 patient visits from 23,038 visits, a 39.3% increase;
•	Non-HOPD volume decreased to 24,243 patient visits from 29,963 visits, a 19.1% decrease;
•	HOPD revenue increased to $40.3 million from $34.0 million, an 18.4% increase;
•	Non-HOPD revenue decreased to $50.0 million from $65.0 million, a 23.1% decrease

We begin comparing systemwide same-store revenue for a new facility on the first day of the 16th full fiscal month following the facility’s opening, which is when we believe systemwide same-store comparison becomes meaningful. During the third quarter 2016, we had 66 facilities in our same-store count, of which 24 were HOPD and 42 were non-HOPD.

For consolidated subsidiaries, the Company’s financial statements reflect 100% of the revenues and expenses for these subsidiaries, after elimination of intercompany transactions and accounts. For our unconsolidated joint ventures, consolidated statements of operations reflect those earnings in two line items:

•	Equity in earnings of unconsolidated joint ventures, which represents our share of the net income or loss of each equity method joint venture based on our ownership percentage; and

•

Management and contract services revenues, which represent the Company’s combined income from management and contract services that are earned from managing the day-to-day operations and providing contract staffing of the facility.

As a result of this accounting treatment in our reported results, management supplementally focuses on non-GAAP systemwide metrics to analyze the results of operations. These systemwide metrics include systemwide net patient services revenue. Systemwide metrics treat our unconsolidated facilities as if they were consolidated. While the revenues earned at the unconsolidated facilities are not recorded in our consolidated financial statements, management believes systemwide net patient services revenue growth is important to understand the Company’s financial performance because it is used to interpret the sources of our growth and provide a growth metric incorporating the revenues earned by all affiliated facilities, regardless of the accounting treatment. As we execute on our strategy of partnering with health systems, management expects the number of our facilities that are either associated with joint ventures and accounted for under the equity method or operated by us under management agreements from which we derive management and contract services revenue to increase relative to the total number of company-owned facilities.

Liquidity

At the end of the third quarter, the Company had cash of $6.1 million and $15.8 million available under its revolving credit facility.  Net cash flow used in operations was $21.3 million for the third quarter compared to $4.0 million net cash flow provided by operations in the prior year. The increase in cash used in operations and the incremental borrowings were primarily attributable to funding of working capital requirements related to the opening of three hospitals in the second half of the year, as well as longer collection cycles on receivables.

At September 30, 2016, the Company had total long-term debt and capital lease obligations of $164.0 million and debt net of cash of $157.9 million.

Increase in Committed Availability under Credit Facility

On November 1, 2016, the Company entered into further amendments under its Senior Secured Credit Facility to add $25.0 million of additional availability under the term loan portion of the facility and $5.0 million of additional availability under the revolving credit portion of the facility, on top of the $20.0 million of incremental availability under the revolving credit portion of the facility secured in an amendment entered into on August 12, 2016.

The applicable margin for the incremental amount of the term loan shall be 4.25% per annum in the case of any Eurodollar rate loan and 3.25% per annum in the case of any base rate loan, provided that the applicable margin shall increase by an additional .50% per annum on the first day of each month after the effective date of the incremental term loan amendment, commencing on January 1, 2017. Up to $15.0 million of the incremental amount of the term loan (the “First Drawing”) shall be available on a single date (the “Initial Drawing Date”) not earlier than December 1, 2016, but prior to December 31, 2016, and up to $10.0 million of the incremental amount of the term loan (the “Second Drawing”) shall be available on a single date (the “Second Drawing Date”) not earlier than December 15, 2016, but prior to January 14, 2017, in each case, on the terms and conditions set forth in the second amendment to the Senior Secured Credit Facility. Funding of the First Drawing is subject to, among other conditions, (i) administrative agent’s receipt of satisfactory evidence not later than December 1, 2016 that the Company has established a system of cash flow reporting pursuant to which the Company shall furnish to the administrative agent a consolidated weekly forecast of cash availability and utilization covering a period of at least the 13 full weeks immediately following the week during which such forecast is furnished (a “Cash Flow Forecast”), such Cash Flow Forecast to have been established and provided to the lenders, (ii) the Company shall have retained and made available to the lenders a liquidity consultant by no later than December 1, 2016, (iii) the Company shall have received at least $27.5 million in net proceeds from an issuance of non-cash pay perpetual preferred stock and (iv) no loan party shall have incurred or contracted to incur indebtedness that is guaranteed by a subsidiary that is not a guarantor under the credit facility or secured by a lien on any assets not constituting collateral for the incremental term loans or the collateral that ranks pari passu with, or senior to, the liens that secure the indebtedness under the credit facility. Funding of the Second Drawing is subject to the same conditions applicable to the First Drawing, plus the following additional conditions: (i) the administrative agent and the lenders under the incremental term loan shall be reasonably satisfied that the results of any Cash Flow Forecast that has been delivered for each of the four weeks preceding the Second Drawing Date shall not vary by more than 15% with respect to the results of any other Cash Flow Forecast delivered during such time, (ii) the administrative agent and the lenders under the incremental term loan shall be reasonably satisfied that the Cash Flow Forecast delivered on the Friday immediately prior to the Second Drawing reflects a positive 13-week cash balance forecast and (iii) the administrative agent and lenders shall have received satisfactory evidence that the borrower under the incremental term loan has at least $50.0 million cash on hand at the time of (but without giving effect to) the Second Drawing, and, to the extent any such cash shall have been received from proceeds of any issuance of any indebtedness, the ratio of (x) the aggregate principal amount of proceeds received from the issuance of any and all equity interests subsequent to the effective date of the incremental term loan amendment to the credit facility to (y) the aggregate principal amount of proceeds received from the issuance of all such indebtedness subsequent to the effective date of the incremental term loan amendment to the credit facility shall be at least 1.35:1.00. The Company will also pay to the lenders providing the incremental term loan under the Senior Secured Credit Facility certain customary fees, including a ticking fee in an amount equal to 0.50% multiplied by the aggregate amount of incremental term loans, that will be payable beginning on January 1, 2017 and the first day of each month thereafter.  To the extent the all-in-yield paid to the lenders providing the incremental term loans exceeds the all-in-yield paid to the other lenders by more than 0.50% the applicable margin on the loans of such other lenders shall increase by such excess. All other terms of the Senior Secured Credit Facility remain the same.

Committed Equity Investment

On October 31, 2016, the Company entered into an agreement with funds affiliated with Sterling Partners, co-founders Rick Covert, the vice chairman of the Company’s board of directors, and Dr. Jack Novak, and Thomas S. Hall, the Company’s chief executive officer (collectively, the “Investors”) pursuant to which the Investors have committed, severally and not jointly, to subscribe for up to 27,500 shares of Series A Preferred Stock at a purchase price of $1,000 per share, for an aggregate purchase price of $27.5 million. The issuance of the Series A Preferred Stock has been approved by the board of directors of the Company upon the recommendation of a special committee of independent directors. The Investors’ commitment is subject to the entry by the Company and them of a definitive securities purchase agreement and the execution and delivery of a definitive agreement providing for at least $30.0 million in incremental term loans, revolving credit loans or a combination thereof under the Senior Secured Credit Facility.

The Series A Preferred Stock will be newly authorized non-convertible, non-voting cumulative redeemable preferred. When and as declared by the Board of Directors, the Company shall pay preferential dividends in cash (the “Preferred Return”). The Preferred Return shall be payable on a quarterly basis on the 15th of each March, June, September and December, commencing on March 15, 2017, and accumulate daily at the rate of 8.0% per annum, commencing on the date of issuance. To the extent such dividends are not declared and paid, such dividends will accumulate. No dividends shall be payable on or repurchases made with respect to any of the Company’s common stock or other securities ranking junior to the shares of Series A Preferred Stock to the extent there are any accumulating and unpaid dividends on the shares of Series A Preferred Stock. The holders of the shares of Series A Preferred Stock will not be entitled to any dividends except for the Preferred Return.

In the event of any liquidation or winding up of the Company, the holders of the Series A Preferred Stock will be entitled to receive in preference to the holders of the common stock a per-share amount equal to the $1,000 purchase price, plus any accumulated and unpaid dividends (the “Liquidation Preference”). After the payment of the Liquidation Preference, the holders of the Series A Preferred Stock will not be entitled to participate in distributions to the holders of the Company’s common stock. The Series A Preferred Stock will be non-voting and will not be convertible into the Company’s common stock.

During the 30 day period following the consummation of a transaction constituting a “change of control” (to be customarily defined), each Investor will have the right upon three business days’ notice to the Company to cause the Company to redeem any or all of the shares of Series A Preferred Stock held by such Investor. Such redemption will be at a purchase price equal to the then-current Liquidation Preference.

The Company will have the right to redeem the Series A Preferred Stock upon three business days’ notice to the holders. Such redemption will be at a purchase price equal to: (i) 104.0% of the Liquidation Preference at any time prior to the first anniversary of the issuance of the Series A Preferred Stock; (ii) 102.0% of the Liquidation Preference at any time on or after the first anniversary of the issuance of the Series A Preferred Stock and prior to the second anniversary of the issuance of the Series A Preferred Stock; or (iii) 100.0% of the Liquidation Preference at any time on or after the second anniversary of the issuance of the Series A Preferred Stock.

On the tenth anniversary of the issuance of the Series A Preferred Stock, any remaining shares of the Series A Preferred Stock outstanding shall be redeemed by the Company at a price per share equal to the then-current Liquidation Preference.

At such time as the Company reports Adjusted EBITDA (as such term is defined and calculated pursuant to the Company’s earnings release for the second quarter of 2016) of $125.0 million or more (on a trailing twelve-month basis) for two consecutive fiscal quarters, the Company agrees, subject to compliance with its credit agreements, to use commercially reasonable efforts (as determined by the Company’s board of directors in its sole discretion) to effectuate one or more refinancing transactions resulting in the redemption of all of the outstanding shares of Series A Preferred Stock pursuant to the redemption provisions described in the second preceding paragraph (subject to the waiver of any applicable redemption premium).

The approval of a majority of holders of the outstanding shares of Series A Preferred Stock shall be required for (i) the issuance by the Company of any series of capital stock ranking senior to the Series A Preferred Stock or (ii) the incurrence by the Company, Adeptus Health LLC or any of their respective subsidiaries of new indebtedness (determined in accordance with GAAP in effect as of the date hereof and excluding non-recourse indebtedness) in excess of $400.0 million in the aggregate.

Additional Liquidity

Looking ahead, we have engaged Goldman Sachs to explore various financing alternatives to assist us in our effort to achieve, subject to market conditions, a comprehensive refinancing that provides us with additional financial flexibility.

2016 Adjusted EBITDA Guidance Lowered

Due to the performance of our business in the third quarter, we have elected to reduce our Adjusted EBITDA guidance for 2016 from $110.0 million to $115.0 million to $70.0 million to $80.0 million.

Market Outlook

As of November 1, 2016, the Company has opened 21 new freestanding ERs and two hospitals in 2016. For the full year, the Company remains on track to open 27 new facilities in 2016, including 24 new freestanding ERs and three hospitals. This month, together with our partner Ochsner Health we opened our first freestanding ER facility in New Orleans, Louisiana, expanding our facilities footprint to a fourth state. At least one more facility in New Orleans is scheduled to open before the end of the year. With the recent hospital openings in Denver and Houston, 79% of our freestanding ERs are now HOPDs and thus eligible to seek reimbursement from government as well as commercial third-party payors. Sites in Colorado Springs are on track to be converted to HOPDs during the fourth quarter, subject to the new hospital receiving its certification. By year’s end, we expect our facility count, including owned and with our partners, to include five hospitals and 104 freestanding ERs, subject to Colorado Springs receiving its certification and the opening of four more EDs, more than 80% of which will be HOPDs.

Conference Call

A live audio webcast to present the results will take place at 5:00 pm (Eastern Time), hosted by Gregory W. Scott, Chairman, Thomas S. Hall, CEO, Graham Cherrington, President and COO, and Frank R. Williams, Jr., Executive Vice President and CFO.

The audio webcast will be available by accessing:

https://www.webcaster4.com/Webcast/Page/1069/17838

Following the call, an archived recording of the replay will also be available on the Adeptus Health Investor Relations page for 30 days:

http://ir.adeptushealth.com/events-and-presentations/events/default.aspx

About Adeptus Health Inc.

Adeptus Health (NYSE:ADPT) is a leading patient-centered healthcare organization expanding access to the highest quality emergency medical care through its network of freestanding emergency rooms and partnerships with premier healthcare providers. Adeptus Health owns and operates First Choice Emergency Room, the nation’s largest and oldest network of freestanding emergency rooms and owns and/or operates hospitals and freestanding facilities in partnership with Texas Health Resources in Texas, UCHealth in Colorado, Dignity Health in Arizona, Ochsner Health System in Louisiana and Mount Carmel Health System in Ohio. All Adeptus Health freestanding facilities are fully equipped emergency rooms with a complete radiology suite of diagnostic technology, on-site laboratory, and staffed with board-certified physicians and emergency trained registered nurses. For the last three years, Adeptus Health has exceeded the 95th percentile in patient satisfaction according to patient feedback collected nationwide by Press Ganey Associates Inc. Adeptus Health also was named a 2016 Best Workplaces in Healthcare by Great Place to Work® and Fortune Magazine. For more information please visit adhc.com.

Media Contact:	Joel Moore Hill + Knowlton Strategies Joel.Moore@hkstrategies.com Tel: (212) 885–0468
Investor Relations Contact:	Kevin Ellich Vice President, Investor Relations Kevin.Ellich@adhc.com Tel: (972) 899-7062

Forward-Looking Statements

Certain statements and information herein may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our guidance, objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. Any forward-looking statements herein are made as of the date of this press release, and ADPT undertakes no duty to update or revise any such statements except as required by the federal securities laws. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in ADPT’s filings with the U.S. Securities and Exchange Commission (“SEC”) from time to time and which are accessible on the SEC’s website at www.sec.gov, including in the section entitled “Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2015. Among the factors that could cause future results to differ materially from those provided in this press release are: our ability to implement our growth strategy; our ability to satisfy the additional conditions to funding with respect to the remaining $10 million of the incremental $25 million of committed term loan financing after the first $15 million have been drawn; our ability to secure sufficient liquidity from external financing sources and maintain sufficient levels of cash flow to meet growth expectations; delays in conversion of patient receivables into cash, as well as increased potential for bad debt expense, associated with deficiencies in billing and collections related to our services; our ability to protect our brand; federal and state laws and regulations relating to our facilities, which could lead to the incurrence of significant penalties by us or require us to make significant changes to our operations; our ability to locate available facility sites on terms acceptable to us; competition from hospitals, clinics and other emergency care providers; our dependence on payments from third-party payors; our ability to source and procure new products and equipment to meet patient preferences; our reliance on Medical Properties Trust (“MPT”) and the MPT Master Funding and Development Agreements; disruptions in the global financial markets leading to difficulty in borrowing sufficient amounts of capital to finance the carrying costs of inventory to pay for capital expenditures and operating costs; our ability or the ability of our healthcare system partners to negotiate favorable contracts or renew existing contracts with third-party payors on favorable terms; significant changes in our payor mix or case mix resulting from fluctuations in the types of cases treated at our facilities; significant changes in the rules, regulations and systems governing Medicare and Medicaid reimbursements; material changes in IRS revenue rulings, case law or the interpretation of such rulings; shortages of, or quality control issues with, emergency care-related products, equipment and medical supplies that could result in a disruption of our operations; the intense competition we face for patients, physician use of our facilities, strategic relationships and commercial payor contracts; the fact that we are subject to significant malpractice and related legal claims; the growth of patient receivables or the deterioration in the ability to collect on those accounts; the impact on us of PPACA, which represents a significant change to the healthcare industry; and ensuring our continued compliance with HIPAA, which could require us to expend significant resources and capital; and the factors discussed in the section entitled “Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2015.

Non-GAAP Financial Measures Description and Reconciliation

This press release includes presentations of Adjusted EBITDA, which is defined as net income before interest, taxes, depreciation and amortization, further adjusted to eliminate the impact of certain additional items, including, facility preopening expenses, stock compensation expense and other non-recurring costs, losses or gains.

This press release also includes presentation of Adjusted earnings per share, which is defined as earnings per share related to the Company’s overall operation, including controlling and non-controlling interests, as adjusted to exclude certain additional items, including, facility preopening expenses, stock compensation expense and other non-recurring costs, losses or gains and an adjustment for taxes in order to establish a normalized tax rate of 35% for comparability purposes, divided by the aggregate number of shares of Class A and Class B common stock outstanding as of the end of the period.

In addition, this press release presents systemwide metrics to analyze the results of operations. These systemwide metrics include systemwide net patient services revenue. Systemwide metrics treat our unconsolidated facilities as if they were consolidated.

These non-GAAP financial measures, Adjusted EBITDA, Adjusted earnings per share and systemwide metrics, are commonly used by management and investors as performance measures. The Company’s non-GAAP financial measures are not considered measures of financial performance under U.S. generally accepted accounting principles (GAAP), and the items excluded therefrom are significant components in understanding and assessing our financial performance. These non-GAAP financial measures should not be considered in isolation or as an alternative to GAAP measures such as net income, cash flows provided by or used in operating, investing or financing activities or other financial statement data presented in our consolidated financial statements as an indicator of financial performance. Reconciliations of non-GAAP financial measures are provided in this press release.  Since these non-GAAP financial measures are not measures determined in accordance with GAAP and are susceptible to varying calculations, these measures, as presented, may not be comparable to other similarly titled measures of other companies.

Adeptus Health Inc.

Condensed Consolidated Statements of Operations and Other Information

(unaudited; in thousands, except shares, per share data and other information)

	Three months ended		Nine months ended
	September 30,		September 30,
	2016	2015	2016	2015

Patient service revenue	$ 70,174	$ 101,254	$ 305,057	$ 301,519
Provision for bad debt	(8,358)	(17,907)	(52,084)	(50,365)
Net patient service revenue	61,816	83,347	252,973	251,154
Management and contract services revenue	23,552	4,865	45,331	8,098
Total net operating revenue	85,368	88,212	298,304	259,252
Equity in (loss) earnings of unconsolidated joint ventures	(8,457)	4,543	(3,521)	7,470
Operating expenses:
Salaries, wages and benefits	64,580	55,420	193,525	155,424
General and administrative	15,119	13,866	44,398	35,701
Other operating expenses	8,992	13,152	36,098	36,998
Depreciation and amortization	2,694	4,259	10,477	13,538
Total operating expenses	91,385	86,697	284,498	241,661
(Loss) income from operations	(14,474)	6,058	10,285	25,061
Other (expense) income:
Gain on contribution to joint venture	-	-	185,336	24,250
Interest expense	(2,024)	(3,753)	(5,672)	(10,925)
Total other (expense) income	(2,024)	(3,753)	179,664	13,325
(Loss) income before (benefit) provision for income taxes	(16,498)	2,305	189,949	38,386
(Benefit) provision for income taxes	(4,765)	811	45,623	7,617
Net (loss) income	(11,733)	1,494	144,326	30,769
Less: Net (loss) income attributable to the non-controlling interest	(3,639)	820	60,940	18,867
Net (loss) income attributable to Adeptus Health Inc.	$ (8,094)	$ 674	$ 83,386	$ 11,902
Net (loss) income per share of Class A common stock:
Basic	$ (0.49)	$ 0.05	$ 5.47	$ 1.05
Diluted	$ (0.49)	$ 0.05	$ 5.47	$ 1.05
Weighted average shares of Class A common stock:
Basic	16,371,261	13,236,064	15,252,983	11,377,557
Diluted	16,371,261	13,236,064	15,252,983	11,377,557

Other information
Consolidated facilities	39	33	39	33
Equity method facilities	61	42	61	42
Total systemwide facilities, including hospitals	100	75	100	75

Adeptus Health Inc.

Reconciliation of Adjusted EBITDA to Net (Loss) Income

(unaudited; in thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2016	2015	2016	2015

Net (loss) income	$ (11,733)	$ 1,494	$ 144,326	$ 30,769
Depreciation and amortization(1)	5,628	4,902	15,643	14,587
Interest expense	2,024	3,753	5,672	10,925
(Benefit) provision for income taxes	(4,765)	811	45,623	7,617
Gain on contribution to joint venture	-	-	(185,336)	(24,250)
Preopening expenses	14,056	5,102	19,290	9,191
Management recruiting expenses	-	-	-	185
Stock compensation expense	1,402	789	3,711	1,946
Public offering expenses	3	1,079	532	2,072
Duplicative billing effort	-	-	208	-
Other	3,054	711	4,233	1,801
Total adjustments	21,402	17,147	(90,424)	24,074
Adjusted EBITDA	$ 9,669	$ 18,641	$ 53,902	$ 54,843

(1) Includes the Company’s proportionate share of depreciation and amortization related to its joint ventures

Adjusted Earnings Per Share Reconciliation

 (unaudited; in thousands, except shares, per share data and other information)

	Three months ended		Nine months ended
	September 30,		September 30,
	2016	2015	2016	2015
Weighted average common shares outstanding
Class A common shares	16,371,261	13,236,064	15,252,983	11,377,557
Class B common shares	4,724,430	7,531,643	5,766,124	9,363,140
Total Class A and B common shares	21,095,691	20,767,707	21,019,107	20,740,697

Net (loss) income attributable to Adeptus Health Inc.	$ (8,094)	$ 674	$ 83,386	$ 11,902
Net (loss) income attributable to non-controlling interest	(3,639)	820	60,940	18,867
Total net (loss) income	(11,733)	1,494	144,326	30,769

Adjustments:
Gain on contribution to joint venture	-	-	(185,336)	(24,250)
Preopening expenses	14,056	5,102	19,290	9,191
Stock compensation expense	1,402	789	3,711	1,946
Public offering costs	3	1,079	532	2,072
Duplicative billing effort	-	-	208	-
Other	3,054	711	4,233	1,986
Total adjustments	18,515	7,681	(157,362)	(9,055)
Tax impact of adjustments (1)	(6,480)	(2,688)	55,077	3,169
Tax adjustment resulting from applying effective tax rate (2)	1,009	4	(20,859)	(5,818)
Adjusted net income	$ 1,311	$ 6,491	$ 21,182	$ 19,065
Adjusted net income per share	$ 0.06	$ 0.31	$ 1.01	$ 0.92

(1) Reflects the removal of the tax benefit associated with the adjustments
(2) Represents adjusting to a normalized effective tax rate of 35%

Adeptus Health Inc.

Systemwide Net Patient Services Revenue

(unaudited; in thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2016	2015	2016	2015
Net Patient Services Revenue:
Consolidated facilities	$61,816	$83,347	$252,973	$251,154
Unconsolidated joint ventures	81,588	25,691	173,168	46,354
Systemwide net patient services revenue	$143,404	$109,038	$426,141	$297,508

Adeptus Health Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	September 30,	December 31,
	2016	2015
ASSETS	(unaudited)	(audited)
Current assets
Cash	$ 6,077	$ 16,037
Accounts receivable, less allowance for doubtful accounts of $25,941 and $28,818, respectively	79,694	65,954
Other receivables and current assets	78,927	31,532
Medical supplies inventory	4,394	5,167
Total current assets	169,092	118,690
Property and equipment, net	33,725	70,187
Investment in unconsolidated joint ventures	265,124	43,104
Deposits	1,260	1,163
Deferred tax asset	259,184	206,265
Intangibles, net	16,900	18,235
Goodwill	51,390	61,009
Other long term assets	2,004	2,950
Total assets	$ 798,679	$ 521,603

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$ 31,278	$ 27,521
Accrued compensation	19,835	23,197
Current maturities of long-term debt	7,055	7,585
Current maturities of capital lease obligations	71	102
Deferred rent	830	858
Total current liabilities	59,069	59,263
Long-term debt, less current maturities	153,325	113,563
Payable to related parties pursuant to tax receivable agreement	237,914	191,302
Capital lease obligation, less current maturities	307	3,954
Deferred rent	2,867	3,837
Total liabilities	453,482	371,919
Commitments and contingencies
Shareholders' equity
Preferred stock, par value $0.01 per share; 10,000,000 shares authorized and zero shares issued and outstanding at September 30, 2016	-	-
Class A common stock, par value $0.01 per share; 50,000,000 shares authorized, 16,395,599 and 14,257,187 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively	164	143
Class B common stock, par value $0.01 per share; 20,000,000 shares authorized, 4,724,430 and 6,510,738 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively	47	65
Additional paid in capital	173,062	85,457
Retained earnings	86,847	6,323
Non-controlling interest	85,077	57,696
Total equity	345,197	149,684
Total liabilities and shareholders' equity	$ 798,679	$ 521,603

Adeptus Health Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited; in thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2016	2015	2016	2015
Cash flows from operating activities:
Net (loss) income	$ (11,733)	$ 1,494	$ 144,326	$ 30,769
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
(Gain) loss from the disposal or impairment of assets	(13)	-	(11)	68
Depreciation and amortization	2,694	4,259	10,477	13,538
Deferred tax (benefit) expense	(3,299)	1,951	45,064	6,328
Amortization of deferred loan costs	193	251	580	719
Provision for bad debts	8,358	17,907	52,084	50,365
Gain on contribution to unconsolidated joint ventures	-	-	(185,336)	(24,250)
Equity in loss (earnings) of unconsolidated joint ventures	8,457	(4,543)	3,521	(7,470)
Stock-based compensation	1,402	789	3,711	1,946
Changes in operating assets and liabilities:
Restricted cash	-	(1,362)	-	(4,371)
Accounts receivable	(13,725)	(20,378)	(65,824)	(61,753)
Other receivables and current assets	(21,664)	(3,412)	(47,660)	(4,362)
Medical supplies inventory	(1,494)	(692)	(2,020)	(852)
Other long-term assets	41	(481)	302	(591)
Accounts payable and accrued expenses	6,147	924	4,313	(3,215)
Accrued compensation	2,792	7,012	(2,293)	6,548
Deferred rent	554	326	1,483	1,703
Net cash (used in) provided by operating activities	(21,290)	4,045	(37,283)	5,120
Cash flows from investing activities:
Deposits	(321)	(64)	(97)	921
Investments in unconsolidated joint ventures	(614)	-	(1,541)	-
Proceeds from the sale of property and equipment	110	-	110	1,527
Capital expenditures	(1,194)	(1,646)	(4,912)	(4,916)
Net cash used in investing activities	(2,019)	(1,710)	(6,440)	(2,468)
Cash flows from financing activities:
Proceeds from public offerings, net of underwriters fees and expenses	-	265,950	107,389	360,420
Purchase of limited liability units from LLC Unit holders	-	(265,950)	(107,389)	(360,420)
Proceeds from long-term borrowings	28,000	-	63,000	54,000
Payment of deferred loan costs	(78)	(1,078)	(78)	(1,572)
Payments on borrowings	(1,919)	(273)	(25,222)	(6,964)
Payments of capital lease obligations	(7)	(21)	(42)	(60)
Tax distribution to unit holders	(142)	(577)	(2,862)	(3,543)
Restricted stock forfeited on vesting to satisfy withholding requirements	(186)	(205)	(1,033)	(205)
Net cash provided by (used in) financing activities	25,668	(2,154)	33,763	41,656
Net increase (decrease) in cash and cash equivalents	2,359	181	(9,960)	44,308
Cash, beginning of period	3,718	46,129	16,037	2,002
Cash, end of period	$ 6,077	$ 46,310	$ 6,077	$ 46,310